EXHIBIT 10.97


                                  INTEREST NOTE

                                                              New York, New York
                                                              September 30, 1996
 $1,000,000

     FOR VALUE RECEIVED, the undersigned, Aris Industries, Inc., a New York corporation (the "Borrower"), hereby promises to pay the sum of ($1,000,000), together with interest as provided herein, in lawful money of the United States of America and in immediately available funds (the "Loan") in accordance with the terms hereof to the order of Heller Financial, Inc., a Delaware corporation with a place of business at 500 West Monroe Street, Chicago, Illinois 60661, or order (the "Holder") on November 3, 2001. This Note, after giving effect to the forgiveness of certain indebtedness and the other amendments provided for under the Note Agreement, amends, restates and consolidates all those certain notes delivered by the Borrower to the Holder pursuant to the terms of that certain Senior Secured Note Agreement, as amended, dated as of June 30, 1993 between the Borrower and the Holder.

SECTION 1. Definitions.

     1.1 Defined Terms. Terms which are not otherwise defined in this Note shall have the meaning set forth in the Note Agreement (as defined below) and the following additional terms have the following meanings:

     "Affiliate": any Person (other than Holder): (a) directly or indirectly controlling, controlled by, or under common control with, Borrower; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

     "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "ECI": Europe Crafts Imports Inc., a New Jersey corporation.


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     "Junior Secured Debt": the indebtedness of the Borrower evidenced by (i)
the promissory note of the Borrower dated June 30, 1993 in the original principal amount of $7,000,000 issued to BNY Financial Corporation in connection with that certain Series A Junior Secured Note Agreement dated June 30, 1993 between the Borrower and BNY Financial Corporation and all other indebtedness and obligations of the Borrower to BNY Financial Corporation (or any successor or assign thereof) in connection therewith and (ii) the promissory note of the Borrower dated June 30, 1993 in the original principal amount of $7,500,000 issued to AIF-II, L.P. in connection with that certain Series B Junior Secured Note Agreement dated June 30, 1993 between the Borrower and AIF-II, L.P. and all other indebtedness and obligations of the Borrower to AIF-II, L.P. (or any successor or assign thereof) in connection therewith, as any of such indebtedness, obligations, notes or agreements may be amended, supplemented, restated, refunded, refinanced, replaced, increased or otherwise modified from time to time.

     "Note": this Interest Note, as amended, supplemented or otherwise modified from time to time.

     "Note Agreement": the Amended and Restated Senior Secured Note Agreement dated as of even date herewith between the Borrower and the Holder, which agreement amends and restates that certain Senior Secured Note Agreement, as amended, dated as of June 30, 1993 between the Borrower and the Holder, as the same may be amended, supplemented or otherwise modified from time to time.

     "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     "Pledge Agreement": the Pledge Agreement dated as of even date herewith between the Borrower and the Holder, as the same may be amended, supplemented or otherwise modified from time to time.

     "Reorganization Documents": collectively, this Note, the Note Agreement, the Pledge Agreement, the Intercreditor Agreement, the Warrant and any other agreement, instrument, document, contract or certificate for the benefit of Heller now or hereafter entered into in connection with and/or pursuant to this Note or the Note Agreement, as each of the foregoing may be amended, supplemented or otherwise modified from time to time.

     "Restricted Payment": (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any of its Significant Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class;
(ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other



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acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower or any of its Significant Subsidiaries now or hereafter outstanding; (iii) any payment or prepayment of principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any indebtedness which is subordinated in right of payment to the obligations evidenced hereby; (iv) any payment (scheduled, voluntary or other and including any refinancing or replacement thereof) of principal of or interest on, or any other amount owing in respect of, any Junior Secured Debt; (v) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower or any of its Significant Subsidiaries now or hereafter outstanding; or (vi) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of the Borrower or any of its Significant Subsidiaries.

     "Significant Subsidiary": shall mean each of ECI and its Subsidiaries.

     "Subsidiary": with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     SECTION 2. Interest. Interest on the principal of this Note shall accrue in arrears from the date of issuance of this Note until this Note shall have been paid in full at a rate per annum equal to 10% per annum (provided that such rate shall be 12% per annum at any time during which an Event of Default has occurred and is continuing), calculated on the basis of a 360- day year and the actual days elapsed. In no event shall the interest charged hereunder exceed the highest rate permitted by applicable law. Interest shall accrue in arrears and be added to the principal amount of this Note on the first day of each calendar quarter. Upon the payment or prepayment of any principal of this Note, accrued interest thereon shall be paid.

     SECTION 3. Optional and Mandatory Prepayments and Payments.

     3.1 Optional and Mandatory Prepayments. The Borrower may at its option, at any time and from time to time, prepay the principal amount owing hereunder, in whole or in part, without premium or penalty, upon at least two Business Days' notice to the Holder specifying the date and amount of prepayment. Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the date specified.


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Partial prepayments shall be in a principal amount of $100,000 or an integral multiple thereof, and any amounts prepaid may not be reborrowed. This Note is subject to mandatory prepayment in whole or in part as provided for in the Reorganization Documents.

     3.2 Payments. All payments (including prepayments) by the Borrower on account of this Note shall be made without set-off or counterclaim to the Holder prior to 12:01 P.M. (Chicago time) on the day when due by federal wire transfer in immediately available funds to the Holder's account number 20982 at The First National Bank of Chicago, A.B.A. Number 071000013, referencing Heller Project Management Organization for the benefit of Aris Industries, Inc., or to such account or accounts as the Holder may designate in writing to the Borrower. If any payment hereunder becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.

     SECTION 4. Covenants.

     The Borrower covenants and agrees (for itself and each of its Subsidiaries) that, without the Holder's prior written consent, from and after the date hereof and until the Loan, together with all interest thereon and all other amounts due hereunder, are indefeasibly paid in full:

     4.1 Sale of Assets. Other than in connection with the Perry Sale to Newco, the Borrower shall not (and shall not permit any of its Significant Subsidiaries to) sell, transfer, convey, assign or otherwise dispose of all or a substantial portion of its assets provided, however, that Significant Subsidiaries (other than ECI) may be dissolved and liquidated, with their remaining assets distributed to ECI or another Significant Subsidiary.

     4.2 Restricted Payments. The Borrower shall not make any Restricted Payment to any Person and the Borrower shall not permit any Significant Subsidiary to make any Restricted Payment except that (i) ECI may make Restricted Payments with respect to its common stock to the Borrower, (ii) the wholly-owned Subsidiaries of ECI may make Restricted Payments with respect to their common stock to ECI, (iii) any Significant Subsidiary may pay management fees to Borrower, (iv) ECI may pay its obligations owing to Borrower or on behalf of Borrower under that certain Agreement dated as of June 25, 1991, as amended to date, by and among Aris, Perry, ECI and Above the Belt, Inc., in accordance with the terms thereof as in effect on the date hereof, (v) the Borrower may redeem, retire, purchase or otherwise acquire its stock from employees, former employees, and the estates, beneficiaries under will and intestate distributees of former employees in connection with the cessation of employment with the Borrower or any Subsidiary in an aggregate amount which does not exceed $20,000 in any one fiscal year and $100,000 from the date hereof, (vi) the Borrower



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may redeem, retire, purchase or otherwise acquire its stock in exchange for, or out of the net proceeds of, the substantially concurrent sale of other shares of its stock, (vii) Significant Subsidiaries of ECI may make loans or advances to ECI in the ordinary course of business and consistent with past practice and ECI may make loans or advances to such Significant Subsidiaries in the ordinary course of business and consistent with past practice in an aggregate amount at any one time outstanding not to exceed $250,000 and (viii) any Significant Subsidiary of Aris may make loans and advances to Aris in the ordinary course of business and consistent with past practice; provided, that such loans or advances are expressly subordinated to the payment of this Note.

     4.3 ECI. The Borrower shall at all times own all of the outstanding capital stock of ECI.

     SECTION 5. Events of Default.

     5.1 Events of Default. If one or more of the following events of default ("Events of Default") shall occur and be continuing:

     (a) the Borrower shall default in any payment of principal of or interest on this Note when due and payable;

     (b) any representation or warranty made by the Borrower in this Note or any other Reorganization Document or which is contained in any certificate or other statement furnished in connection with the issuance of this Note or the Warrant or the execution and delivery of the Reorganization Documents shall prove to have been incorrect in any material respect when made, provided that (i) any breach of a representation and warranty contained in the Stock Purchase Agreement and incorporated by reference in the Note Agreement pursuant to the terms thereof (each, a "Stock Purchase Representation") which (together with all other breaches of a Stock Purchase Representation) result in damages or a claim by the Holder against the Borrower of less than $100,000 (as reasonably determined by the Holder) shall not constitute an Event of Default hereunder and
(ii) prior to a breach of a Stock Purchase Representation constituting an Event of Default hereunder, the Borrower shall have 135 days from the date the Borrower became (or should have been) aware of such breach to cure the underlying circumstances or conditions resulting in such breach if the Borrower provides reasonable assurances satisfactory to the Holder that such circumstances or conditions can reasonably be cured within such time period;

     (c) the Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 4 of this Note or any other provision of any Reorganization Document;

     (d) any Junior Secured Debt becomes or is declared to be due prior to the stated maturity date thereof; or


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     (e) (i) the Borrower or any Significant Subsidiary thereof shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or such Significant Subsidiary, as the case may be, shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Significant Subsidiary thereof any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbound for a period of 45 days; or (iii) there shall be commenced against the Borrower or any Significant Subsidiary thereof any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 45 days from the entry thereof; or (iv) the Borrower or any Significant Subsidiary thereof shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any other acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Significant Subsidiary thereof shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; then, and in any such event, (A) if such event is an Event of Default specified in clause (i), (ii), or (iii) of paragraph (e) above with respect to the Borrower or any Significant Subsidiary, automatically this Note and all other amounts owing under this Note shall immediately become due and payable in full and (B) if such event is any other Event of Default, the Holder may, by notice of default to the Borrower, accelerate all payments hereunder and declare this Note and all other amounts owing under this Note to be due and payable forthwith, whereupon the same shall immediately become due and payable in full. Except as expressly provided above in this Section 5, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

     SECTION 6. Miscellaneous.

     6.1 Amendments and Waivers. None of the terms of this Note may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Holder.


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     6.2 Notices. All notices, requests and demands to or upon the Borrower or the Holder to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of notice by mail, after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when sent, confirmation of receipt received, addressed as follows in the case of the Borrower and the Holder or to such other address as may be hereafter notified by the Borrower or the Holder, as the case may be, and any future holders of this Note:

     The Borrower:             Aris Industries, Inc.
                               475 Fifth Avenue, 3rd Floor
                               New York, New York 10017
                               Attention:  President
                               Telecopy:   (212) 685-8281

     With a copy to:           Herrick, Feinstein LLP
                               Two Park Avenue
                               New York, New York 10016
                               Attention: Lawrence M. Levinson, Esq.
                               Telecopy: (212) 889-7577

      The Holder:              Heller Financial, Inc.
                               500 West Monroe Street
                               Chicago, Illinois  60661
                               Attention: Project Management
                                          Organization
                               Telecopy: (312) 441-7236

     With a copy to:           Heller Financial, Inc.
                               500 West Monroe Street
                               Chicago, Illinois  60661
                               Attention: Legal Department
                                          Project Management
                                          Organization
                               Telecopy: (312) 441-7236

     6.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Holder, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.


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     6.4 Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     6.5 Consent to Jurisdiction and Service of Process. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK COUNTY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER REORGANIZATION DOCUMENT AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE HOLDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE HOLDER OR ANY AFFILIATE INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY REORGANIZATION DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

     6.6 Waiver of Jury Trial. THE BORROWER, AND THE HOLDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS NOTE AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE BORROWER AND THE HOLDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE BORROWER, AND THE HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE BORROWER AND THE HOLDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.


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THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR
IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE REORGANIZATION DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     6.7 GOVERNING LAW. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

     6.8 Pledge Agreement. This Note is secured by the Pledge Agreement and is entitled to the benefits thereof.

     6.9 Assignment. The provisions of this Note shall be binding upon and shall inure to the benefit of the successors and assigns of the Holder and the Borrower; provided, that the Borrower shall not assign its rights and obligations hereunder without the prior written consent of the other party hereto.

     6.10 Expenses. The Borrower agrees to pay and reimburse the Holder for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Note and the other Loan Documents and the enforcement thereof. Without limiting the foregoing, should the indebtedness represented by this Note, or any part thereof, be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Note be placed in the hands of attorneys for collection after the occurrence and continuance of an Event of Default, the Borrower agrees to pay, in addition to the principal, interest and other fees due and payable hereon, attorneys' and collection fees. Notwithstanding the foregoing, in no event shall the Borrower be required to pay or reimburse the Holder


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for any costs and expenses directly incurred by the Holder in connection with the Page Credit Agreement and the other Loan Documents (as defined in the Page Credit Agreement).


                                                 ARIS INDUSTRIES, INC.

                                                 By: /s/ CHARLES S. RAMAT
                                                     ---------------------------
                                                     Title: President

ACCEPTED AND AGREED TO:

HELLER FINANCIAL, INC.

By: /s/ MICHELLE KOVATCHIS
    -----------------------------
    Title:  Senior Vice President